Exhibit 23.1

PRELIMINARY DRAFT FOR DISCUSSION ONLY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 16, 2005, relating to the consolidated financial statements and financial statement schedule of Endo Pharmaceuticals Holdings Inc. and subsidiaries, and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Endo Pharmaceuticals Holdings Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 5, 2005